UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2001
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.        Other Events

On October 25, 2001, Imagis Technologies Inc. ("Imagis"), a leading biometric facial recognition company, in association with Intacta Technologies and SANYO Semicondutor Company, will provide the first public demonstration of XPRESS.ID-2000, the only integrated verification application available that combines biometric facial recognition with software encoding technology, at this week's IACP Conference.

Item 7.        Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated October 24, 2001

2.       Press Release of the Company dated October 25, 2001

 Item 9.        Regulation FD Disclosure

On October 24, 2001, Imagis Technologies Inc. ("Imagis") announced that it has arranged, subject to regulatory approval, a private placement of 1,612,903 special warrants (the "Special Warrants") at a price of $2.17 per Special Warrant for total proceeds of $3,500,000. The Special Warrants will be exercisable, for no additional consideration, into one common share and one half of a non-transferable share purchase warrant. Each whole warrant will entitle the holder thereof to acquire one additional common share in the capital of the Company at an exercise price of $2.55 for a period of one year from the date the underlying shares are qualified by a prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: October 26, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued October 24, 2001
99.2	Press release issued October 25, 2001